UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 9, 2004 (June 8, 2004)

Monarch Community Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-49814	04-3627031
State or other jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

375 North Willowbrook Road, Coldwater, MI 49036

(Address of principal executive offices) (Zip Code)

(517) 278-4566

(Registrant’s telephone number, including area code)

Item 5.  Other Events.

On June 8, 2004, Monarch Community Bancorp, Inc. issued a news release to announce the completion of the merger of its two subsidiary banks, Monarch Community Bank and Marshall Savings Bank, and its commencement of foreclosure proceedings on two loans, the charge-off to be taken in connection therewith, and the anticipated increase in its loan loss provision. The release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 7.  Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit Number
99.1	Press Release, dated June 8, 2004 issued by Monarch Community Bancorp, Inc.
Press Release, dated June 8, 2004

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONARCH COMMUNITY BANCORP, INC.
Dated: June 9, 2004	/s/ William C. Kurtz
William C. Kurtz
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number
99.1	Press Release, dated June 8, 2004 issued by Monarch Community Bancorp, Inc.